UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section l3 and l5(d) of the

Securities Exchange Act of l934

June 10, 2005

Date of report (Date of earliest event reported)

STANDARD PARKING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600, Chicago, Illinois  60611

(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

In March 2005, our Board of Directors authorized us to repurchase our common stock, on the open market or through private repurchases, for a value not to exceed $6.0 million, provided that we meet certain financial tests. In connection with this stock repurchase program, we also entered into an agreement on March 14, 2005 with Steamboat Industries LLC, our majority shareholder, to repurchase from Steamboat shares equal to its pro-rata ownership at the same price that we pay in each open-market purchase.  On June 10, 2005, we amended and restated this agreement to clarify the closing date of our repurchases from Steamboat. The foregoing summary is subject in all respects to the actual terms of the Amended and Restated Stock Repurchase Agreement,  a copy of which is attached as Exhibit 10.1 to this Form 8-K.

Section 9—Financial Statements and Exhibits

Item 9.01.  Exhibits.

10.1	Amended and Restated Stock Repurchase Agreement, dated June 10, 2005, by and between Steamboat Industries LLC and the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION

Date: June 13, 2005	By:	/s/ G. MARC BAUMANN
G. Marc Baumann,
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT
10.1	Amended and Restated Stock Repurchase Agreement, dated June 10, 2005, by and between Steamboat Industries LLC and the Registrant